EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 18, 2004
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS A 14% INCREASE IN

ADJUSTED EARNINGS PER DILUTED SHARE, ITS ELEVENTH

CONSECUTIVE ANNUAL INCREASE

KING OF PRUSSIA, PA — Universal Health Services, Inc. (NYSE: UHS) announced today its results for the fourth quarter and full year ended December 31, 2003. Reported net income was $46.5 million or $.75 per diluted share during the fourth quarter of 2003, as compared to $43.9 million or $.69 per diluted share during the fourth quarter of 2002. For the full year of 2003, reported net income was $199.3 million or $3.20 per diluted share as compared to $175.4 million or $2.74 per diluted share during 2002.

Included in the reported results for the fourth quarter ended December 31, 2003 were the following items (as listed on the attached schedule of Supplemental Consolidated Income Statement Information): (i) a previously disclosed after-tax increase of $5.6 million or $.08 per diluted share resulting from the reversal of an accrued liability (including accrued interest) due to a favorable Texas Supreme Court decision which reversed an unfavorable 2000 jury verdict and 2001 appellate court decision; (ii) an after-tax increase of $4.3 million or $.07 per diluted share resulting from a gain realized on the disposition of an investment in a health-care related company, and; (iii) an after-tax reduction of $8.7 million or $.13 per diluted share resulting from the write-down of the carrying value of an acute care pediatric hospital located in Puerto Rico to its estimated realizable value. Included in the reported results for the year ended December 31, 2003, in addition to the fourth quarter items mentioned above, were previously disclosed after-tax (and after-minority interest) gains amounting to $4.4 million or $.07 per diluted share realized on the sales of radiation therapy centers, medical office buildings and an outpatient surgery center, all of which were sold during the third quarter ended September 30, 2003.

Excluding the items listed above from the three month period ended December 31, 2003 and excluding an after-tax recovery of closure costs of $1.4 million or $.02 per diluted share included in the three month period ended December 31, 2002, adjusted net income and adjusted earnings per diluted share (both as calculated on the attached Schedule of Consolidated Income Statement Information) increased 6% to $45.3 million and 9% to $.73, respectively, during the fourth quarter of 2003 as compared to $42.5 million and $.67, respectively, in the prior year quarter. Net revenues increased 14% during the three month period ended December 31, 2003 to $949.5 million as compared to $835.5 million during the prior year’s fourth quarter. During the quarter ended December 31, 2003, EBITDA (as calculated on the attached schedule of Supplemental Consolidated Income Statement Information) increased 10% to $121.5 million as compared to $110.7 million during the prior year’s fourth quarter.

For the year ended December 31, 2003, adjusted net income and adjusted earnings per diluted share increased 11% and 14%, respectively, to $193.7 million and $3.11 as compared to $174.0 million and $2.72, respectively, during 2002. During 2003, net revenues increased 12% to $3.64 billion as compared to $3.26 billion during 2002. EBITDA increased 13% during 2003 to $490.7 million as compared to $434.6 million during 2002.

Chairman and CEO Alan Miller said, “Our hospitals owe their success to a responsive management style, and to a service philosophy that is based on integrity, competence and compassion. The UHS strategy is to build or purchase health care properties in rapidly growing markets, and then create a strong franchise based on exceptional service and effective cost control. The efforts of the many talented people at UHS produced solid financial results even though hospitals continue to be challenged by sluggish volumes. In addition to continuing to invest aggressively to provide the health care needed by our existing communities, UHS will also continue to look selectively to acquire hospitals where we believe our skills can improve the quality and financial viability of the hospital.”

The growth in revenues and earnings was attained despite no growth in acute care admissions. Admissions to the Company’s acute care hospitals located in the U.S. and Puerto Rico owned for more than a year decreased 2.5% during the fourth quarter of 2003 as compared to the prior year’s fourth quarter. Admissions to the Company’s behavioral health care facilities owned more than a year increased 5.5% during the fourth quarter of 2003 as compared to the prior year’s fourth quarter. Contributing to the increase in revenues and earnings during the fourth quarter of 2003, as compared to the prior year quarter, was a 6.8% increase in net revenue per adjusted admission achieved at the Company’s acute care hospitals located in the U.S. and Puerto Rico. Net revenue per adjusted admission at the Company’s behavioral health hospitals increased 2.4% during the quarter.

Admissions to the Company’s acute care hospitals located in the U.S. and Puerto Rico owned for more than a year decreased .5% during 2003 as compared to the prior year while admissions to the Company’s behavioral health care facilities owned more than a year increased 2.9% during 2003 as compared to 2002. Net revenue per adjusted admission at the Company’s acute care hospitals located in the U.S. and Puerto Rico increased 7.3% during 2003 as compared to the prior year. Net revenue per adjusted admission at the Company’s behavioral health hospitals increased 3.3% during the year as compared to 2002.

Cash flow from operations for the full year was $374 million, an increase of 13% from the prior year. During 2003, the Company invested $224 million in capital expenditures and purchased 1.36 million of its shares for $54 million. By year-end 2003, the Company’s shareholders’ equity increased 19% to $1.091 billion. The Company also spent $278 million on hospital acquisitions, including $230 million spent on December 31, 2003 to acquire four acute care facilities (three located in California and one in Louisiana acquired effective January 1, 2004). The Company’s return on capital, defined as adjusted net income divided by the sum of debt (excluding the $230 million spent on December 31, 2003 to purchase four acute care hospitals) plus shareholders’ equity, increased to 11.1% in 2003 as compared to 10.8% in 2002.

The Company’s provision for doubtful accounts was 7.8% of net revenues during the fourth quarter of 2003 as compared to 6.9% during the prior year’s fourth quarter. The increase resulted primarily from an increase in uninsured and self-pay patients which unfavorably impacts the collectibility of our patient accounts. We expect this trend to continue until there is a notable strengthening of the labor market.

Management of the Company believes that operating income, operating margin, EBITDA, adjusted net income and adjusted earnings per diluted share (as calculated on the attached schedules of Supplemental Consolidated Income Statement Information), which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. Since the source of financing for the purchase of property and equipment and other assets at each hospital varies, we believe that measuring operating performance before capital-related costs (such as depreciation and amortization, lease and rental and interest expense) provides a useful comparison of relative operating performance among our facilities. Operating income and operating margin are used by management as analytical indicators for purposes of assessing the relative operating performance of our individual hospitals and operating segments, and the overall Company. Also, our use of operating income, operating margin and EBITDA enables investors to compare our performance with that of others in the industry. In addition, we believe that comparing and discussing our financial results based on adjusted net income and adjusted earnings per diluted share, is helpful to our investors since it neutralizes the effect in each period, of items that are nonrecurring or non-operating in nature such as recovery of prior year provisions for judgment/closure costs, gains on sales of assets and businesses and provision for asset impairment.

To obtain a complete understanding of our financial performance, operating income, operating margin, EBITDA, adjusted net income and adjusted net income per diluted share should be examined in connection with net income determined in accordance with generally accepted accounting principles, as presented in these financial statements as well as information provided elsewhere such as the Company’s Reports on Forms 10-Q and 10-K. Since the items excluded from operating income, operating margin, EBITDA, adjusted net income and adjusted earnings per diluted share are significant components in understanding and assessing financial performance under generally accepted accounting principles, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Because these measures are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, operating income, operating margin, EBITDA, adjusted net income and adjusted earnings per diluted share as presented may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in the Company’s filings with the Securities and Exchange Commission (as set forth on page 16 of the Company’s Form 10-Q for the quarterly period ended September 30, 2003), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide, in Puerto Rico and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT).

For additional information on the Company, visit our web site: http://www.uhsinc.com.

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Net revenues	$949,472	$835,478	$3,643,566	$3,258,898

Operating charges:
Salaries, wages and benefits	381,725	334,334	1,457,395	1,298,967
Other operating expenses	219,545	201,209	848,495	787,408
Supplies expense	133,755	111,395	495,945	425,142
Provision for doubtful accounts	74,314	58,033	263,724	231,362
Depreciation and amortization	38,617	34,350	144,466	124,794
Lease and rental expense	16,401	15,623	64,077	61,712
Provision for asset impairment	13,742	0	13,742	0

	878,099	754,944	3,287,844	2,929,385

Income before interest expense, recovery of provision for judgment/closure costs, gains on sales of assets and businesses, minority interests, and income taxes	71,373	80,534	355,722	329,513

Interest expense, net	10,394	9,198	38,233	34,966
Recovery of provision for judgment/closure costs	(8,867)	(2,182)	(8,867)	(2,182)
Gains on sales of assets and businesses	(6,786)	0	(14,623)	0
Minority interests in earnings of consolidated entities	2,244	4,173	23,280	19,658

Income before income taxes	74,388	69,345	317,699	277,071
Provision for income taxes	27,920	25,455	118,430	101,710

Net income	$46,468	$43,890	$199,269	$175,361

Earnings per common share - basic	$0.81	$0.74	$3.45	$2.94

Earnings per common share - diluted	$0.75	$0.69	$3.20	$2.74

EARNINGS PER SHARE CALCULATION

Net income	$46,468	$43,890	$199,269	$175,361
Less: Dividends on unvested restricted stock, net of taxes	(28)	0	(28)	0

Adjusted net income - basic	46,440	43,890	199,241	175,361
Add: Debenture interest, net of taxes	2,222	2,134	8,799	8,451

Adjusted net income - diluted	$48,662	$46,024	$208,040	$183,812
Weighted average number of common shares - basic	57,466	59,241	57,688	59,730
Add: Shares for conversion of convertible debentures	6,577	6,577	6,577	6,577
Other share equivalents	935	1,005	824	768

Weighted average number of common shares and equiv. - diluted	64,978	66,823	65,089	67,075

Earnings per common share - basic	$0.81	$0.74	$3.45	$2.94

Earnings per common share - diluted	$0.75	$0.69	$3.20	$2.74

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2002
Assets:
Cash and cash equivalents	$34,863	$17,750
Accounts receivable, net	503,929	474,763
Other current assets	106,999	101,105
Property, plant and equipment, net	1,304,341	1,173,195
Other assets	822,598	562,324

	$2,772,730	$2,329,137

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$10,871	$8,253
Other current liabilities	384,882	362,160
Other noncurrent liabilities	216,094	206,238
Minority interest	159,554	140,247
Long-term debt	868,566	680,514
Deferred income taxes	41,841	14,266
Stockholders’ equity	1,090,922	917,459

	$2,772,730	$2,329,137

Universal Health Services, Inc.

Supplemental Consolidated Income Statement Information

(in thousands)

unaudited

	Three months ended December 31, 2003		Three months ended December 31, 2002
Net revenues	$949,472	100.0%	$835,478	100.0%

Operating charges:
Salaries, wages and benefits	381,725	40.2%	334,334	40.0%
Other operating expenses	219,545	23.1%	201,209	24.1%
Supplies expense	133,755	14.1%	111,395	13.3%
Provision for doubtful accounts	74,314	7.8%	58,033	6.9%

	809,339	85.2%	704,971	84.4%

Operating income/margin	140,133	14.8%	130,507	15.6%

Lease and rental expense	16,401		15,623
Minority interests in earnings of consolidated entities	2,244		4,173

Earnings before depreciation and amortization, interest expense, recovery of provision for judgment/closure costs, gains on sales of assets and businesses, provision for asset impairment and income taxes (“EBITDA”)	121,488		110,711

Depreciation and amortization	38,617		34,350
Interest expense, net	10,394		9,198
Recovery of provision for judgment/closure costs	(8,867)		(2,182)
Gains on sales of assets and businesses	(6,786)		0
Provision for asset impairment	13,742		0

Income before income taxes	74,388		69,345
Provision for income taxes	27,920		25,455

Net income	$46,468		$43,890

	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income
Net income	$46,468	$0.75	$43,890	$0.69
Less: After-tax recovery of provision for judgment/closure costs	(5,590)	$(0.08)	(1,376)	$(0.02)
Less: After-tax and minority interest gains on sales of assets and businesses	(4,279)	$(0.07)	—	—
Plus: After-tax charge on provision for asset impairment	8,664	$0.13	—	—

Adjusted net income	$45,263	$0.73	$42,514	$0.67

Universal Health Services, Inc.

Supplemental Consolidated Income Statement Information

(in thousands)

unaudited

	Twelve months ended December 31, 2003		Twelve months ended December 31, 2002
Net revenues	$3,643,566	100.0%	$3,258,898	100.0%

Operating charges:
Salaries, wages and benefits	1,457,395	40.0%	1,298,967	39.9%
Other operating expenses	848,495	23.3%	787,408	24.2%
Supplies expense	495,945	13.6%	425,142	13.0%
Provision for doubtful accounts	263,724	7.2%	231,362	7.1%

	3,065,559	84.1%	2,742,879	84.2%

Operating income/margin	578,007	15.9%	516,019	15.8%

Lease and rental expense	64,077		61,712
Minority interests in earnings of consolidated entities	23,280		19,658

Earnings before depreciation and amortization, interest expense, recovery of provision for judgment/closure costs, gains on sales of assets and businesses, provision for asset impairment and income taxes (“EBITDA”)	490,650		434,649

Depreciation and amortization	144,466		124,794
Interest expense, net	38,233		34,966
Recovery of provision for judgment/closure costs	(8,867)		(2,182)
Gains on sales of assets and businesses	(14,623)		0
Provision for asset impairment	13,742		0

Income before income taxes	317,699		277,071
Provision for income taxes	118,430		101,710

Net income	$199,269		$175,361

	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income
Net income	$199,269	$3.20	$175,361	$2.74
Less: After-tax recovery of provision for judgment/closure costs	(5,590)	$(0.08)	(1,376)	$(0.02)
Less: After-tax and minority interest gains on sales of assets and businesses	(8,675)	$(0.14)	—	—
Plus: After-tax charge on provision for asset impairment	8,664	$0.13	—	—

Adjusted net income	$193,668	$3.11	$173,985	$2.72

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

DECEMBER 31, 2003

AS REPORTED:

	FOR THE THREE MONTHS ENDED
	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/03	12/31/02%		12/31/03	12/31/02%
Hospitals owned and leased	25	25	0.0%	39	37	5.4%
Average licensed beds	6,010	5,713	5.2%	3,902	3,754	3.9%
Patient days	315,139	310,478	1.5%	265,733	248,708	6.8%
Average daily census	3,425.4	3,374.8	1.5%	2,888.4	2,703.3	6.8%
Occupancy-licensed beds	57.0%	59.1%	-3.5%	74.0%	72.0%	2.8%
Admissions	66,990	67,395	-0.6%	21,756	20,379	6.8%
Length of stay	4.7	4.6	2.1%	12.2	12.2	0.1%

Inpatient revenue	$1,525,554	$1,384,584	10.2%	$274,269	$241,497	13.6%
Outpatient revenue	551,708	474,790	16.2%	40,600	37,434	8.5%
Total patient revenue	2,077,262	1,859,374	11.7%	314,869	278,931	12.9%
Other revenue	11,392	13,865	-17.8%	7,432	7,923	-6.2%
Gross hospital revenue	2,088,654	1,873,239	11.5%	322,301	286,854	12.4%

Total deductions	1,396,707	1,224,075	14.1%	167,501	147,211	13.8%

Net hospital revenue	$691,947	$649,164	6.6%	$154,800	$139,643	10.9%

SAME FACILITY:

	FOR THE THREE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH (3)
	12/31/03	12/31/02%		12/31/03	12/31/02%
Hospitals owned and leased	25	25	0.0%	37	37	0.0%
Average licensed beds	5,834	5,713	2.1%	3,785	3,754	0.8%
Patient days	310,666	310,482	0.1%	256,340	248,722	3.1%
Average daily census	3,376.8	3,374.8	0.1%	2,786.3	2,703.5	3.1%
Occupancy-licensed beds	57.9%	59.1%	-2.0%	73.6%	72.0%	2.2%
Admissions	65,734	67,395	-2.5%	21,508	20,379	5.5%
Length of stay	4.7	4.6	2.6%	11.9	12.2	-2.3%

(1)	Does not include hospitals located in France
(2)	Spring Valley Hospital is excluded in both years
(3)	North Star Hospital and Residential Center are excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

DECEMBER 31, 2003

AS REPORTED:

	FOR THE TWELVE MONTHS ENDED
	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/03	12/31/02%		12/31/03	12/31/02%
Hospitals owned and leased	25	25	0.0%	39	37	5.4%
Average licensed beds	5,804	5,813	-0.2%	3,894	3,752	3.8%
Patient days	1,247,882	1,239,040	0.7%	1,067,200	1,005,882	6.1%
Average daily census	3,418.9	3,394.6	0.7%	2,923.8	2,755.8	6.1%
Occupancy-licensed beds	58.9%	58.4%	0.9%	75.1%	73.4%	2.2%
Admissions	266,207	266,261	0.0%	87,688	84,348	4.0%
Length of stay	4.7	4.7	0.7%	12.2	11.9	2.1%

Inpatient revenue	$5,947,211	$5,183,944	14.7%	$1,091,885	$979,824	11.4%
Outpatient revenue	2,140,781	1,814,757	18.0%	156,115	149,604	4.4%
Total patient revenue	8,087,992	6,998,701	15.6%	1,248,000	1,129,428	10.5%
Other revenue	51,337	58,609	-12.4%	33,345	36,021	-7.4%
Gross hospital revenue	8,139,329	7,057,310	15.3%	1,281,345	1,165,449	9.9%

Total deductions	5,413,741	4,533,018	19.4%	668,941	599,864	11.5%

Net hospital revenue	$2,725,588	$2,524,292	8.0%	$612,404	$565,585	8.3%

SAME FACILITY:

	FOR THE TWELVE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH (3)
	12/31/03	12/31/02%		12/31/03	12/31/02%
Hospitals owned and leased	25	25	0.0%	37	37	0.0%
Average licensed beds	5,760	5,813	-0.9%	3,777	3,752	0.7%
Patient days	1,243,482	1,239,139	0.4%	1,032,950	1,005,867	2.7%
Average daily census	3,406.8	3,394.9	0.4%	2,830.0	2,755.8	2.7%
Occupancy-licensed beds	59.1%	58.4%	1.3%	74.9%	73.4%	2.0%
Admissions	264,951	266,261	-0.5%	86,786	84,348	2.9%
Length of stay	4.7	4.7	0.8%	11.9	11.9	-0.2%

(1)	Does not include hospitals located in France
(2)	Spring Valley Hospital is excluded in both years
(3)	North Star Hospital and Residential Center are excluded in both current and prior years.

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 12/31/2003	% Change 12 mos. ended 12/31/2003
Acute Care Hospitals
Revenues	5.3%	7.6%
Adjusted Admissions	-1.4%	0.3%
Adjusted Patient Days	0.8%	1.0%
Revenue Per Adjusted Admission	6.8%	7.3%
Revenue Per Adjusted Patient Day	4.4%	6.6%

Behavioral Health Hospitals
Revenues	7.0%	5.5%
Adjusted Admissions	4.5%	2.2%
Adjusted Patient Days	2.4%	2.1%
Revenue Per Adjusted Admission	2.4%	3.3%
Revenue Per Adjusted Patient Day	4.5%	3.3%

UHS Consolidated

	Fourth Quarter Ended		Twelve months Ended
	12/31/2003	12/31/2002	12/31/2003	12/31/2002
Revenues	$949,472	$835,478	$3,643,566	$3,258,898
EBITDA (1)	$121,488	$110,711	$490,650	$434,649
EBITDA Margin (1)	12.8%	13.3%	13.5%	13.3%

Cash Flow From Operations	$60,329	$86,078	$373,731	$331,259
Days Sales Outstanding	49	52	50	53
Capital Expenditures (including acquisitions)	$280,282	$40,627	$477,218	$201,469

Debt (net of cash)	—	—	$844,574	$671,017
Shareholders Equity	—	—	$1,090,922	$917,459
Debt / Total Capitalization	—	—	43.6%	42.2%
Debt / EBITDA (2)	—	—	1.72	1.54
Debt / Cash From Operations (2)	—	—	2.26	2.03

Acute Care EBITDAR Margin (3)	14.7%	17.1%	17.2%	17.3%
Behavioral Health EBITDAR Margin (3)	25.4%	20.4%	23.5%	20.3%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest